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                                                                   Exhibit 10.57

INTELECT COMMUNICATIONS, INC. LETTERHEAD


February 10, 1999

Via Facsimile

Mr. Tehan Oh
Opicom Company Ltd.
Amerix Electronics, Inc.
Optronix, Inc.
421 E. Grand Avenue
El Segundo, California 90245

         We have been in discussion and negotiation concerning the settlement of claims of Intelect Network Technologies Company ("Intelect") totalling approximately $6.4 million for unpaid accounts receivable (the "Receivable") from Opicom Company Ltd. and its affiliates named below ("Opicom"). You have described and represented to us that business conditions and exchange rate fluctuations have brought Opicom to imminent bankruptcy, that Opicom has no cash or prospects to pay any substantial part of the Receivable, that investors specifically have stated their refusal to place funds in Opicom while the Receivable remains outstanding, that Opicom will incur a loss of approximately $ 7 million for the 1998 fiscal year after taking into account exchange losses, that Opicom's banking sources in the event of such a loss would terminate Opicom's line of credit so that an Opicom bankruptcy would be an inevitable result, and that Opicom presently has approximately $1.5 million in unpaid salaries, $1.5 million in Korean domestic accounts payable and $ 0.7 million in unpaid taxes as of the date hereof.

         Based on these representations and in consideration for the agreements of Opicom and its affiliates and principals named below, Intelect agrees to release its Receivable on the terms stated below. For such agreement by Intelect, Opicom Company Ltd., Amerix Electronics, Inc., Optronix, Inc. and Tehan Oh agree as follows:

          1. To cause to be paid to Intelect US$1.0 million in good funds at Intelect's designated U.S. bank by the close of business on February 11, 1999.

          2. To assign and deliver to Intelect all designs and related materials and intellectual property rights for the fiberoptic 4T-1/El product in order that it can be manufactured and sold by Intelect.

          3. To irrevocably release and hold harmless Intelect, effective from the date hereof, from all present and future warranty obligations or claims with customers of the Opicom group of companies in Korea.


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          4.   To irrevocably release and hold harmless Intelect, effective from the date hereof, from all claims for past, present and future field site upgrade fees of firmware (estimated $250,000 per each upgrade), and Intelect agrees to ship back all the RMA materials which Intelect currently holds.

          5. To surrender any and all exclusive rights to sell Intelect products, except that Opicom will retain for a transition period of 10 months from the date hereof exclusive rights to sell Stargate products in Korea solely in order to reduce existing inventories and resolve issues with customers.

          6. To return to Intelect all outstanding warrants to purchase Intelect common stock in the possession or name of Amerix Electronics, Inc. or its affiliates.

         Provided all of the above conditions are performed fully and completely in a timely manner, then Intelect releases the Receivables.

                                          Intelect Network Technologies Company



                                          By:       /s/ Willard F. Barnett
                                             ----------------------------------


Agreed Jointly and Severally Effective the Date Hereof:

Opicom Company Ltd.                       By:     /s/ Tehan Oh - CEO
                                             ----------------------------------

Amerix Electronics, Inc.                  By:     /s/ Tehan Oh - CEO
                                             ----------------------------------

Optronix, Inc.                            By:     /s/ Tehan Oh - CEO
                                             ----------------------------------

Tehan Oh                                         /s/ Tehan Oh
                                             ----------------------------------



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February 10, 1999

Via Facsimile

Mr. Tehan Oh
Opicom Company Ltd.
Amerix Electronics, Inc.
Optronix, Inc.
421 E. Grand Avenue
El Segundo, California 90245


         Based on the representations stated in an agreement this date among Opicom and its affiliates and principals named below and Intelect Network Technologies Company ("Intelect") with regard to the release of Intelect's Receivable, and for good and valuable consideration, the receipt of which is hereby acknowledged, including Intelect's promise to execute and deliver such agreement as to the Receivable, Opicom Company Ltd., Amerix Electronics, Inc., Optronix, Inc. and Tehan Oh agree:

1. To place orders for Intelect's equipment of a minimum value of $1 Million U.S. Dollars no later than twelve months from the date of this agreement.

2. To pay to Intelect the sum of $250 Thousand U.S. Dollars no later than January 31, 2000 either in the form of cash or in reduced discount accorded Opicom by Intelect should Opicom not deliver $1 million Dollars in orders by the date referenced above.


                                          Intelect Network Technologies Company


                                          By:       /s/ Willard F. Barnett
                                             ----------------------------------


Agreed Jointly and Severally Effective the Date Hereof:

Opicom Company Ltd.                       By:     /s/ Tehan Oh - CEO
                                             ----------------------------------

Amerix Electronics, Inc.                  By:     /s/ Tehan Oh - CEO
                                             ----------------------------------

Optronix, Inc.                            By:     /s/ Tehan Oh - CEO
                                             ----------------------------------

Tehan Oh                                         /s/ Tehan Oh
                                             ----------------------------------